                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 2, 1996.



                               THE RIVAL COMPANY
          -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                      Delaware                            43-0794462
           -------------------------------          ----------------------
           (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)             Identification No.)


                         Commission file number 0-20274
                                                -------



             800 E. 101st Terrace, Kansas City, MO              64131
        ------------------------------------------------     -----------
            (Address of principal executive offices)          (Zip Code)



                                (816) 943-4100
       -----------------------------------------------------------------
             (Registrant's telephone number, including area code)



                                Not applicable
       -----------------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed from last report)

Item 2.  ACQUISITION OF ASSETS

On April 2, 1996 the Company, through its indirect wholly-owned Canadian Subsidiary, RC Acquisition Inc., (the "Offeror"), paid for and took up the shares of Bionaire, Inc. ("Bionaire") which had been validly deposited under a tender offer which was commenced on March 4, 1996. A total of 14,284,911 common shares, representing 95% of the issued and outstanding common shares of Bionaire were tendered. On April 2, 1996, the Offeror also deposited sufficient funds with the stock transfer agent, Montreal Trust Company to acquire the balance of the issued and outstanding shares of Bionaire and circulated a Compulsory Acquisition Notice Pursuant to the Provisions of Section 206 of The Canada Business Corporations Act to the remaining shareholders.

Bionaire, which is headquartered in Lachine, Quebec develops, manufactures and markets products designed to improve the environment and air quality in homes and offices, including air purifiers, humidifiers and related accessories such as replacement filters. Bionaire has annual sales of approximately $57 million. Approximately 60% of its products are sold in the U.S., 25% are sold in Canada and the balance is sold elsewhere, primarily in Europe. The Company intends to continue to use the assets of Bionaire for the manufacture and distribution of air cleaners, humidifiers and related accessories.

The Company paid CDN $2.25 per share for the Common Stock of Bionaire (U.S. $24,993,000 in the aggregate). The source of the funds used by the Company to effect the acquisition was borrowings under its $75 Million Revolving Credit Agreement together with a $15 Million bridge loan through NationsBank of Texas, N.A. The Company has commitments under an unsecured Note Purchase Agreement for the issuance of $50 Million in notes with a ten year average life. It is anticipated that these securities will be issued in April and the proceeds will be used, in part, to retire the bridge loan.

The acquisition will be accounted for as a purchase, and accordingly, the purchase price will be allocated to Bionaire's assets and liabilities based upon their respective fair values.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
     -----------------------------------------

Audited financial statements of Bionaire as of and for the year ended December 31, 1995 and as of and for the ten months ended December 31, 1994 are attached hereto as Exhibit 2 and incorporated herein by reference.

(b)  Pro Forma Financial Information (Unaudited)
     -------------------------------------------

The following unaudited pro forma consolidated balance sheet as of December 31, 1995 gives effect to the acquisition as though it had occurred on December 31, 1995. The unaudited pro forma statements of earnings for the fiscal year ended June 30, 1995 and the six months ended December 31, 1995 give effect to the acquisition as if it had occurred at the beginning of the periods presented.
The financial statements utilized in the fiscal year pro forma information are for the year ended December 31, 1995 for Bionaire. The financial statements of Bionaire utilized in the pro forma interim financial information presented are for the six months ended December 31, 1995. The unaudited pro forma financial statements were prepared utilizing available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial statements may not be indicative of the Company's financial position or results of operations had the acquisition actually occurred on the dates indicated.

The business of Bionaire is highly seasonal. Historically, shipments during April through June represent only approximately ten percent of their annual volume, resulting in significant losses during this period. The Company believes that operations of Bionaire will reduce consolidated operating income by approximately $1.5 million and earnings per share by approximately $0.15 during the quarter ending June 30, 1996.

                               THE RIVAL COMPANY
                 Unaudited Pro Forma Consolidated Balance Sheet
                               December 31, 1995
                             (Amounts in thousands)


                                                 Fasco (1)                 Pro Forma
ASSETS                                  Rival    Pro Forma  Bionaire (2)  Adjustments     Pro Forma
                                        -----    ---------  ------------  -----------     ---------
Current Assets:
 Cash                                     461            0             0            0           461
 Accounts Receivable                   86,612        6,211        22,386            0       115,209
 Merchandise Inventories               74,092        7,694        11,870            0        93,656
 Other Current Assets                   1,481          981           911            0         3,373
                                      -----------------------------------------------       -------
  Total Current Assets                162,646       14,886       35,167             0       212,699
Property, Plant and Equipment, net     27,096        9,314        4,655             0        41,065
Goodwill                               47,374            0            0        11,325  (3)   58,699
Other Assets                            2,784        4,000            0             0         6,784
                                      -----------------------------------------------       -------
                                      239,900       28,200       39,822        11,325       319,247
                                      ===============================================       =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

 Notes Payable                         53,900       23,532       11,152       (21,629) (4)   66,955
 Current Portion of Long-Term Debt      4,000            0          739          (739)        4,000
 Accounts Payable                      31,947        3,602       10,773           850  (5)   47,172
                                      -----------------------------------------------       -------
  Total Current Liabilities            89,847       27,134       22,664       (21,518)      118,128
Long - Term Debt                       42,000            0        1,054        48,946  (4)   92,000
Other                                     226            0            0             0           226
Deferred Taxes                          2,372        1,066            0             0         3,438
                                      -----------------------------------------------       -------
  Total Liabilities                   134,445       28,200       23,718        27,428       213,792

Shareholders' Equity                  105,455            0       16,103       (16,103) (6)  105,455
                                      -----------------------------------------------       -------
                                      239,900       28,200       39,823        11,325       319,247
                                      ===============================================       =======

Notes:

1) The Company acquired 100% of the common stock of Fasco Consumer Products, Inc. on January 2, 1996. The pro forma balance sheet presented above reflects the impact of the Fasco acquisition as well as that of Bionaire.
2) The audited financial statements attached hereto as Exhibit 2 are expressed in Canadian Dollars. The Balance Sheet of Bionaire presented above is expressed in U.S. Dollars using the December 31, 1995 exchange rate of
    1.364 Canadian Dollars per U.S. Dollar.
3) Recognition of the acquisition cost in excess of the fair value of net assets acquired. The acquisition cost includes the purchase price for the common stock together with the expenses incurred related to the purchase.
4) Recognition of approximately $26.6 million in indebtedness incurred by Rival to finance the acquisition. Additionally, a pro forma adjustment has been presented to reflect the refinancing of $50 million in short term borrowings as a result of commitments in place under which the Company intends to issue $50 million in unsecured notes with a ten year average maturity.
5) Recognition of estimated expenses involved in the closing of the Bionaire's New York facility.
6)  Elimination of stockholders' equity accounts of Bionaire.

                                 THE RIVAL COMPANY
             Unaudited Pro Forma Consolidated Statement of Earnings
                            Year ended June 30, 1995
                (Amounts in thousands, except per share amounts)

                                            Rival   Fasco (1)   Bionaire (2)  Pro Forma
                                       Historical   Pro Forma   Historical   Adjustments     Pro Forma
                                       ----------   ---------   -----------  -----------     ----------
 Net Sales                                231,711                   40,726      56,662          329,099
 Cost of Sales                            168,406      29,484       39,928        (947)   (3)   236,871
                                       -------------------------------------------------     ----------
   Gross Profit                            63,305      11,242       16,734         947           92,228
 Selling Expenses                          26,019       7,600       13,996      (3,563)   (4)    44,052
 General and Administrative Expenses        8,589       1,396        5,536      (2,939)   (5)    12,582
 Goodwill Amortization                      1,327           0            0         378    (6)     1,705
 Amortization of Non-compete
   Agreements                                 300         500            0           0              800
                                       -------------------------------------------------     ----------
  Operating Income                         27,070       1,746       (2,798)      7,071           33,089
                                       -------------------------------------------------     ----------

 Interest Expense                           4,216       1,645        1,561       1,100    (7)     8,522
 Other (Income) Expenses                      120                        0           0              120
                                       -------------------------------------------------     ----------
  Total Other Expenses                      4,336       1,645        1,561       1,100            8,642
                                       -------------------------------------------------     ----------

Earnings before Income Taxes               22,734          101      (4,359)      5,971           24,447
Income Tax Expense                          8,749           50        (251)        621    (8)     9,169
                                       -------------------------------------------------     ----------
Net Earnings                               13,985           51      (4,108)      5,350           15,278
                                       =================================================     ==========

Weighted Average Common and
  Common Equivalent Shares
   Outstanding                              9,505                                                 9,505
                                       =================================================     ==========
Net Earnings Per Share                       1.47                                                  1.61
                                       =================================================     ==========

Notes:

  1) The Company acquired 100% of the common stock of Fasco Consumer Products, Inc. on January 2, 1996. The fiscal 1995 pro forma consolidated statement of earnings presented above includes the pro forma operating results of Fasco for the year ended December 31, 1995.

  2) Bionaire operating results are for the year ended December 31, 1995. The audited financial statements attached hereto as Exhibit 2 are expressed in Canadian Dollars. The Bionaire statement of earnings presented above is expressed in U.S. Dollars using the average 1995 exchange rate of 1.3725 Canadian Dollars per U.S. Dollar.

  3) Savings from reductions in overhead in the Montreal manufacturing facility based upon personnel reductions which have occurred.

  4) Recognition of savings which will result from 1) integration of the U.S. sales force including reductions in salesmen wages, commissions and travel expenses; 2) reduction in sales administration expenses from the consolidation of order processing and customer service functions; 3) closing the New York sales office and distribution center.

  5) Recognition of savings which result from 1) closing the administrative office in West Palm Beach, Florida; 2) personnel reductions resulting from the consolidation of certain finance and data processing functions; 3) reductions in professional fees and insurance costs.

  6) Amortization of the goodwill resulting from the acquisition over 30 years.

  7) Elimination of the historical interest expense of Bionaire and recognition of pro forma interest resulting from indebtedness associated with the transaction (such interest assumed to bear a rate of 7.0%).

  8) Income taxes are provided at a rate of 38.5% of the pro forma net income of Bionaire less the refundable tax credits recognized in the historical Bionaire financial statements.

                               THE RIVAL COMPANY
             Unaudited Pro Forma Consolidated Statement of Earnings
                       Six months ended December 31, 1995
                (Amounts in thousands, except per share amounts)

                                           Rival     Fasco (1)   Bionaire (2)       Pro Forma
                                      Historical     Pro Forma     Historical     Adjustments     Pro Forma
                                      ----------     ---------   ------------     -----------     ---------

Net Sales                                171,347        19,995         38,727                       230,069
Cost of Sales                            122,621        15,530         27,072            (473) (3)  164,750
                                         ----------------------------------------------------       -------
  Gross Profit                            48,726         4,465         11,655             473        65,319
Selling Expenses                          18,573         4,065          8,193          (1,937) (4)   28,894
General and Administrative Expenses        5,383           642          2,421          (1,379) (5)    7,067
Goodwill Amortization                        812             0              0             189  (6)    1,001
Amortization of Non-compete
  Agreements                                 150           250              0               0           400
                                         ----------------------------------------------------       -------
  Operating Income                        23,808          (492)         1,041           3,600        27,957
                                         ----------------------------------------------------       -------
Interest Expense                           3,160           820            872             598  (7)    5,450
Other (Income) Expenses                      144             0              0               0           144
                                         ----------------------------------------------------       -------
  Total Other Expenses                     3,304           820            872             598         5,594
                                         ----------------------------------------------------       -------

Earnings before Income Taxes              20,504        (1,312)           169           3,002        22,363
Income Tax Expense                         7,955          (513)          (254)          1,221  (8)    8,409
                                         ----------------------------------------------------       -------
Net Earnings                              12,549          (799)           423           1,781        13,954
                                         ====================================================       =======

Weighted Average Common and
  Common Equivalent Shares
    Outstanding                            9,931                                                      9,931
                                         ====================================================       =======
Net Earnings Per Share                      1.26                                                       1.41
                                         ====================================================       =======

Notes:

 1) The Company acquired 100% of the common stock of Fasco Consumer Products, Inc. on January 2, 1996. The pro forma consolidated statement of earnings presented above includes the operating results of Fasco for the six months ended December 31, 1995.

 2) Bionaire operating results are for the six months ended December 31, 1995. These results are expressed in U.S. Dollars using the average exchange rate for the period of 1.3558 Canadian Dollar per U.S. Dollar.

 3) Savings from reductions in overhead in the Montreal manufacturing facility based upon personnel reductions which have occurred.

 4) Recognition of savings which will result from 1)integration of the U.S. sales force including reductions in salesmen wages, commissions and travel expenses; 2) reduction in sales administration expenses from the consolidation of order processing and customer service functions; 3) closing the New York sales office and distribution center.

 5) Recognition of savings which result from 1) closing the administrative office in West Palm Beach, Florida; 2) personnel reductions resulting from the consolidation of certain finance and data processing functions; 3) reductions in professional fees and insurance costs.

 6)  Amortization of the goodwill resulting from the acquisition over 30 years.

 7) Elimination of the historical interest expense of Bionaire and recognition of pro forma interest resulting from indebtedness associated with the transaction (such interest assumed to bear a rate of 7.0%)

 8) Income taxes are provided at a rate of 38.5% of the pro forma net income of Bionaire less the refundable tax credits recognized in the historical Bionaire financial statements.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               THE RIVAL COMPANY



Date:  April 12, 1996



By:  /s/  Thomas K. Manning
     ---------------------------------------------------------------
     Thomas K. Manning
     President and Chief Executive Officer
     Duly Authorized Officer

                               INDEX TO EXHIBITS

Exhibit
Number         Description
- ------         -----------

  1            Offer to purchase all of the Common Shares of Bionaire Inc.
               (Offering Circular) dated March 5, 1995.

  2 Audited Financial Statements of Bionaire, Inc. as of and for the year ended December 31, 1995 and as of and for the ten months ended December 31, 1994.